Exhibit 99.1

DRI Corporation Announces New Sales Director For U.S. Subsidiary

  Madison L. Cox Jr. Has More Than 30 Years’ Experience in the U.S. Transit Industry
  Joins the TwinVision na, Inc. Subsidiary Sales and Marketing Team

DALLAS--(BUSINESS WIRE)--May 5, 2010--DRI Corporation (NASDAQ: TBUS), a digital communications technology leader in the global surface transportation and transit security markets, announced today that Madison L. (Buddy) Cox Jr., has joined the sales and marketing team of the Company’s TwinVision na, Inc. subsidiary, based in Durham, N.C.

David L. Turney, the Company’s Chairman of the Board and Chief Executive Officer, said: “Buddy is an exceptional sales professional with a proven track record in the U.S. transit market. We are delighted to have him join the sales and marketing team of our TwinVision na, Inc. subsidiary. With Buddy’s help, we hope to boost the growth of our U.S. electronic destination sign systems business, as well as expand the prominence of the TwinVision® brand.”

Oliver Wels, the Company’s President and Chief Operating Officer, Global Operations, said: “Buddy’s position should add considerable strength to our global sales team. His position also should help us accelerate our global market integration, as well as expand the synergies of our TwinVision na, Inc. subsidiary and our Mobitec subsidiaries abroad. With Buddy’s help, we should be in a better position to take further advantage of the strengths of all of our sales teams.”

ABOUT BUDDY COX

Mr. Cox has more than 30 years’ experience in the U.S. transit industry. From January 2007 to May 2009, he served as Director of Private Sector Sales at North American Bus Industries in Anniston, Ala. From July 1973 to January 2006, he held several leadership positions at Blue Bird Corporation in Ft. Valley, Ga., including Director of Sales and Marketing of Coachworks Bus and Coach; Regional Sales Manager, Southeast Commercial Bus Sales; Sales Manager, Aftermarket Service Parts; Order Analyst Supervisor, Aftermarket Service Parts; and Order Analyst, Aftermarket Service Parts. Mr. Cox and his wife, Susan, have been married for 34 years. They have two children and three grandchildren.

ABOUT THE TWINVISION NA, INC. SUBSIDIARY

Established in 1996, TwinVision na, Inc. designs, manufactures, sells, and services TwinVision® electronic destination sign systems used on public transit vehicles. With leading edge technology, the subsidiary was the first established U.S. supplier to bring amber- and multi-colored, solid-state displays to the U.S. market, innovatively replacing the decades’ old flip-dot, bulb, and ballast technology. For more information, visit www.twinvisionsigns.com.

ABOUT THE COMPANY

DRI Corporation is a digital communications technology leader in the global surface transportation and transit security markets. Our products include: TwinVision® and Mobitec® electronic destination sign systems, Talking Bus® voice announcement systems, Digital Recorders® Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell® video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statement, express or implied, concerning future events or expectations, such as statements regarding the expected benefits of Mr. Cox’s employment with the Company, and which use words such as “suggest,” “expect,” “fully expect,” “expected,” “appears,” “believe,” “plan,” “anticipate,” “would,” “should,” “goal,” “potential,” “potentially,” “range,” “pursuit,” “run rate,” “stronger,” “preliminarily,” “guidance,” “may,” etc., is a forward-looking statement. These forward-looking statements are subject to risks and uncertainties, including risks and uncertainties that the Company does not realize the expected benefits of Mr. Cox’s employment with the Company over time, as well as the other risks and uncertainties set forth in our Annual Report on Form 10-K filed April 15, 2010, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

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CONTACT:
DRI Corporation Contact:
Veronica B. Marks
Vice President, Corporate Communications and Administration
Phone: (214) 378-4776
Fax: (214) 378-8437
E-Mail: ir@digrec.com